-23-
                                                   Exhibit 4.1(iv)

                              ARTICLES OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        BINDLEY WESTERN INDUSTRIES, INC.


                  In compliance with the requirements of the Indiana Business Corporation Law, as amended (the "IBCL"), Bindley Western Industries, Inc., an Indiana corporation (the "Corporation"), desiring to amend its Restated Articles of Incorporation, hereby certifies as follows:

                                    Article I
                            Amendment to the Restated
                            Articles of Incorporation

                  Section 1. The name of the Corporation is, and following the amendment effected hereby will continue to be, Bindley Western Industries, Inc.

                  Section 2. Article V, Section 5.1, of the Restated Articles of Incorporation of the Corporation is hereby amended so that, as amended, such
Section 5.1 shall read in its entirety as follows:

                  "Section 5.1. Authorized Classes and Number of Shares. The total number of shares which the Corporation has authority to issue shall be 41,000,000 shares, consisting of 40,000,000 common shares (the "Common Shares") and 1,000,000 special shares (the "Special Shares"). The Corporation's shares shall have a par or stated value of $.01 per share.

                  Section 3. The effective date of the amendment hereby effected shall be the date of filing of these Articles of Amendment with the office of the Secretary of State of the State of Indiana.

                                   Article II
                             Manner of Adoption and
                                Legal Compliance

                  Section 1. The foregoing amendment was duly adopted by the Corporation's Board of Directors at a meeting duly called and held on May 21, 1998. The amendment was duly adopted by the Board of Directors without shareholder action and, pursuant to IC 23-1-38-2(4), shareholder action was not required.

                  Section 2. The manner of the adoption of the foregoing amendment by the Corporation's Board of Directors constitutes full legal compliance with the provisions of the IBCL and the Corporation's Restated Articles of Incorporation and By-Laws.

                  IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed on its behalf by the undersigned duly authorized officer on June 4, 1998.

                                         BINDLEY WESTERN INDUSTRIES, INC.


                                         By   /s/ Michael D. McCormick
                                                  Michael D. McCormick
                                                  Executive Vice President,
                                                  General Counsel and Secretary